SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                   Form 8-K/A

                         AMENDMENT #2 TO CURRENT REPORT

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 30, 1999


                              Snap-on Incorporated
             (Exact name of registrant as specified in its charter)


       Delaware                       1-7724                      39-0622040
(State or other jurisdiction   (Commission File Number)         (IRS Employer
     of incorporation                                        Identification No.)

          10801 Corporate Drive, Pleasant Prairie, Wisconsin 53158-1603 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code    (262) 656-5200

Snap-on Incorporated hereby files Amendment Number 2 to its Report on Form 8-K filed on October 15, 1999 for purposes of filing additional information under
Item 7a.

Item 7.    Financial Statements.

(a)   Financial statements of businesses acquired.

Presented on pages 3 through 12 are the 1998 audited financial statements, notes to the financial statements and report of independent public accountants pertaining to the Sandvik Saws and Tools business currently operating as the Bahco Group ("Bahco Group") acquired on September 30, 1999 from Sandvik AB.

                                   Bahco Group

                          Combined Financial Statements
                             As of December 31, 1998
                             Together with Report of
                         Independent Public Accountants

Report of Independent Public Accountants

We have audited the accompanying combined statement of assets acquired and liabilities assumed of the Bahco Group as of December 31, 1998, and the related combined statement of revenues and direct expenses for the year ended December 31, 1998. These combined financial statements are the responsibility of the Bahco Group management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The statements have been prepared in connection with the sale of the Bahco Group by Sandvik AB to Snap-on Incorporated and are not intended to be a complete presentation of the assets and liabilities or the revenues and direct expenses on a stand-alone basis.

In our opinion, the statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Bahco Group as of December 31, 1998, and the revenues and direct expenses for the year ended
December 31, 1998, in conformity with United States generally accepted accounting principles.




Arthur Andersen LLP

Goteborg, Sweden
November 30, 1999

BAHCO GROUP

Combined Statement of Revenues and Direct Expenses
For the Year Ended December 31, 1998
(Amounts in thousands)



Net sales - third party                           $ 279,165
Net sales - affiliates                               44,743
                                                   --------
   Net sales                                        323,908

Cost of goods sold                                 (215,119)

Operating expenses                                  (78,989)

Equity in earnings of unconsolidated
  subsidiaries                                          319

Other expense                                           (39)
                                                   --------
Earnings before interest and income taxes         $  30,080
                                                   ========


The accompanying notes are an integral part of these statements.

BAHCO GROUP

Combined Statement of Assets Acquired and Liabilities Assumed
As of December 31, 1998
(Amounts in thousands)

ASSETS

Current assets

Cash and cash equivalents                             $  25,251

Accounts receivable, less allowance for
  doubtful accounts of $2.0 million                      49,286

Inventories                                              78,935

Prepaid expenses and other assets                         5,432
                                                       --------

Total current assets                                    158,904

Due from affiliates                                       5,169

Property and equipment - net                             80,362

Other assets                                              3,710
                                                       --------

Total assets acquired                                 $ 248,145
                                                       ========
LIABILITIES

Current liabilities

Accounts payable                                      $  12,283

Current maturities of long-term debt                      2,539

Other liabilities                                        27,444
                                                       --------

Total current liabilities                                42,266

Due to affiliates                                        92,325

Long-term debt                                            6,188

Pension                                                  12,872

Other liabilities                                           622
                                                       --------

Total liabilities assumed                             $ 154,273
                                                       --------

Net assets acquired and liabilities assumed           $  93,872
                                                       ========

The accompanying notes are an integral part of these statements.

Note 1 - Summary of Accounting Policies

A summary of significant accounting policies applied in the preparation of the accompanying combined financial statements follows:

a.  NATURE OF OPERATIONS:

The Bahco Group is comprised of a combination of specific legal entities and carved out divisions all of which are wholly-owned by the parent company Sandvik AB. In preparation for the proposed sale of its Saws and Tools business, Sandvik AB created the Bahco Group. The Bahco Group is a manufacturer and supplier of professional tool products. Products are manufactured at 11 plants in Sweden, Germany, Portugal, France, England, the United States and Argentina. These tools are designed for and sold mainly to professional users throughout the world.

b.  USE OF ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c.  PRINCIPLES OF COMBINATION:

The combined financial statements include the accounts of the specific legal entities and carved out divisions which comprise the Bahco Group. The statements also include the investment in UTT, a speciality manufacturer of electronic torque tools and Deville, a speciality manufacturer of professional pruning equipment. The Bahco Group holds a 49 percentage interest in UTT and a 35 percentage interest in Deville. Both of these investments are accounting for under the equity method of accounting. Transactions with Sandvik AB and other Sandvik AB entities, not included in the Bahco Group, are shown as Due From Affiliates and Due To Affiliates on the accompanying financial statements. All significant intra-group accounts and transactions have been eliminated.

d.  BASIS OF PRESENTATION:

The accompanying financial statements include the assets acquired and liabilities assumed at December 31, 1998, and revenues and direct expenses from January 1, 1998 through December 31, 1998. In the opinion of management, these financial statements include all adjustments necessary to present fairly the Combined Statement of Assets Acquired and Liabilities Assumed as of December 31,1998, and the Combined Statement of Revenues and Direct Expenses for the year ended December 31, 1998 in accordance with United States generally accepted accounting principles. All adjustments made have been of a normal recurring nature.

The entities within the Bahco Group have their own administrative functions such as human resources, finance and accounting. The costs of these functions are included in the accompanying financial statements. Sandvik AB also has similar administrative functions such as human resources, corporate finance, legal and treasury departments, the cost of which were not historically allocated to the Bahco Group. In addition, the many entities of the Bahco Group are part of and integrated with the entities of Sandvik AB and are included in the combined tax return of Sandvik AB. Because of the inherent nature of carved out divisions not being legal taxed entities, separate provisions were calculated for many of the entities that make up the Bahco Group. As a result, provisions for income taxes are not included in the combined statement of revenues and direct expenses.

The  Bahco  Group's  primary  source  of  financing  is  through   inter-company
borrowings from Sandvik Finance B.V. - a subsidiary of Sandvik AB. Sandvik Finance B.V. cost of capital was not allocated to the Bahco Group and as such, no interest expense on borrowings from Sandvik Finance B.V. are included in the accompanying combined statement of revenues and direct expenses. The inter-company debt owed by the Bahco Group to Sandvik Finance B.V. is included in Due To Affiliates in the accompanying financial statements. Third party debt exists only for the entities that existed as separate legal units prior to the formation of the Bahco Group. As such, no third party debt exists for the carved out divisions. Interest expense on third party debt is not included in the accompanying financial statements.

As a result of the relationship between the Bahco Group and Sandvik AB, the financial position and results of operations are not indicative of the results of the Bahco Group business had it been a stand-alone entity. Additionally, these financial statements are not indicative of the future financial position or results of operations of the Bahco Group business.

e.  CASH EQUIVALENTS:

The Bahco Group considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates market value.

f.  FOREIGN CURRENCY TRANSLATION:

The functional currency of the Bahco Group is Swedish Krona. The financial statements of the Bahco Group's non-Swedish subsidiaries are translated into the functional currency. Net assets of certain subsidiaries are translated at current rates of exchange, and income and expense items are translated at the average exchange rate for the year. For purposes of this report, amounts have been converted into US dollars using a conversion rate as of December 31, 1998 of 8.1103 Swedish Krona per US dollar for assets and liabilities and an average rate for the year ended December 31, 1998 of 7.9979 Swedish Krona per US dollar for revenues and direct expenses. All amounts in this report are stated in US dollars.

g.  INVENTORIES:

Inventories consisting of manufactured products are valued at the lower of historical cost or market. Manufactured products includes the cost of material, labor and manufacturing overhead. Inventories are accounted for under the first-in, first-out ("FIFO") cost method.

h.  PROPERTY AND EQUIPMENT:

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over estimated useful lives. Depreciation expense for 1998 was $11.6 million. For detailed property and equipment information, refer to Note 4.

i.  RESEARCH AND DEVELOPMENT COSTS:

Research and development costs are expensed as incurred. For 1998 these costs were $2.8 million.

j.  REVENUE RECOGNITION:

Revenues are recognized at the time of shipment and are equal to sales price less deductions for discounts and returns.

k.  WARRANTY EXPENSE POLICY:

The company provides product warranties for specific product lines and accrues for estimated future warranty costs in the period in which the sale was recorded.

l. Advertising and promotion expense:

Advertising and promotion costs are generally expensed when incurred.


Note 2 - Inventories

The components of the Bahco Group inventory were as follows:

(Amounts in thousands)


Finished stock                              $ 49,386

Work in process                               10,757

Raw materials                                 18,792
                                            --------

Total inventories                           $ 78,935
                                            ========


Note 3 - Transactions with affiliates

The Bahco Group is affiliated with several entities through common direct or indirect ownership through Sandvik AB. Various transactions are entered into with these affiliates, primarily resulting from intercompany loans and advances. Transactions with affiliated companies included in the accompanying combined statements were as follows:

The Bahco Group sells manufactured products to other Sandvik AB entities not included in the Bahco Group at arms length third party pricing. As such, margins on sales to affiliates are included in the accompanying combined statement of assets acquired and liabilities assumed.

Amounts due to and due from affiliates included in the accompanying combined statement of assets acquired and liabilities assumed were as follows:

(Amounts in thousands)

Due From Affiliates was comprised of the following:

Accounts receivable                                     $ 4,623
Prepaid expenses and other                                  546
                                                         ------
  Total                                                 $ 5,169
                                                         ======
Due To Affiliates was comprised of the following:

Accounts payable                                        $33,495
Other liabilities                                        12,568
Debt                                                     46,262
                                                         ------
  Total                                                 $92,325
                                                         ======

Note 4 - Property and Equipment

The Bahco Group's property and equipment values, which are carried at cost, were as follows:

(Amounts in thousands)

Land                                            $  2,799

Buildings and improvements                        33,798

Machinery and equipment                          124,961
                                                --------
                                                 161,558

Less: accumulated depreciation                   (81,196)
                                                --------
Property and equipment - net                    $ 80,362
                                                ========


The estimated service lives of property and equipment are principally as follows:

Buildings and improvements          10 to 50 years
Machinery and equipment              5 to 20 years
Transportation vehicles              2 to  5 years
Computer hardware                    3 to  5 years


Note 5 - Long-term Debt

The Bahco Group's Long-term debt consisted of the following:

(Amounts in thousands)

Notes  payable to banks with interest rates ranging
from 9.8% to 17.3% with a weighted average interest
rate of 12.5% at December 31, 1998, maturing at
various dates through April, 2003, payable in:
  Argentina - Pesos                                       $ 8,416
  Great Britain - Pounds                                      138
Note payable to City of Milan, Tennessee,
non-interest bearing, maturing January, 2000,
payable in United States Dollars                              173
                                                          -------
  Total Long-term debt                                      8,727
  Less: Current Maturities                                 (2,539)
                                                          -------
  Long-term portion                                       $ 6,188
                                                          =======
Long-term debt matures as follows:

                        1999                              $ 2,539
                        2000                                2,402
                        2001                                1,262
                        2002                                1,262
                        2003                                1,262
                                                            -----
                       Total                              $ 8,727
                                                            =====

Note 6 - Financial Instruments

Sandvik AB has established an internal program under which all non-Swedish denominated receivables and payables are recorded on the Bahco Group's financial statements at pre-established fixed exchange rates to the Swedish Krona. Fluctuations in exchange rates between the Swedish Krona and local currencies are absorbed at the Sandvik AB level and not allocated to the Bahco Group.

While the Bahco Group sells primarily to distributors, the Bahco Group's account receivable do not represent significant concentrations of credit risk because of the diversified portfolio of distributors and geographic areas.

Note 7 - Pension Plans

The Bahco Group recognizes retirement plan expenses in accordance with Statement of Financial Accounting Standards (SFAS) No. 87, "Employers' Accounting for Pensions." The Bahco Group has several other subsidiary pension plans that do not report pension expense in accordance with SFAS No. 87, as these plans and the related pension expense are not material.

The Bahco Group's net pension expense included the following components:

(Amounts in thousands)

Service cost - benefits earned
 during year                                  $ 1,421
Interest cost on projected
 benefits                                       1,212
Less actual return on plan assets                (752)
Net amortization and deferral:
  Transitional amount                            (133)
                                               ------
Net pension expense                           $ 1,748
                                               ======

The status of the Bahco Group's pension plans was as follows:

(Amounts in thousands)

Change in projected benefit obligation:
Benefit obligation at beginning of year    $ 19,279
Service cost                                  1,421
Interest cost                                 1,212
Plan participant contributions                  290
Benefits paid                                  (348)
Actuarial loss                                3,542
                                            -------
Benefit obligation at end of year            25,396
                                            -------
Change in plan assets:
Fair value of plan assets at beginning
  of year                                     8,519
Actual return on plan assets                    892
Contributions by employer                       547
Plan participant contributions                  290
Benefits paid                                    (2)
                                            -------
Fair value of plan assets at end of year     10,246
                                            -------
Funded status                               (15,150)
Unrecognized transition obligation           (1,325)
Unrecognized net loss from
  experience different than assumed           3,603
                                            -------
Net amount recognized                      $(12,872)
                                            =======

The assumptions used in determining pension costs and the projected benefit obligation were:

                           Germany     Netherlands    Sweden      UK      US
Discount rate                6.00%        5.00%        5.50%    6.00%   7.00%
Expected long-term rate
  of return on plan assets    N/A         5.00%        N/A      8.50%   9.00%
Expected rate of increase
  in future compensation
  levels                     3.50%        3.00%        2.50%    3.50%   4.50%


Note  8 - Commitments and Contingencies

The Bahco Group has entered into certain operating lease agreements, which extend for varying amounts of time. The Bahco Group's lease commitments require future payments as follows:

(Amounts in thousands)

        Year ending                     Amount

             1999                      $ 734

             2000                        460

             2001                        141

             2002                         30

             2003                          0

             2004 and thereafter           0


Rent expense for 1998 was $.7 million.

Legal Matters: The Bahco Group is involved in various legal matters, which are being defended and handled in the ordinary course of business. Although it is not possible to predict the outcome of these matters, management believes that the results will not have a material impact on the Bahco Group's financial statements.


Note 9 - Subsequent event

On September 30, 1999, Sandvik AB sold the Bahco Group to Snap-on Incorporated for approximately $379 million in cash.

Presented on pages 13 through 22 is the audited combined balance sheet as of September 30, 1999 shown on a historical cost basis, accompanied by notes to the financial statement and report of independent public accountants pertaining to the SB Tools SARL and subsidiaries business acquired on September 30, 1999 from Sandvik AB and now currently operating as the Bahco Group.

SB Tools SARL and subsidiaries

Combined balance sheet as at September 30, 1999
                                                             SEK '000
                                                             --------
Assets

Fixed assets

Intangible fixed assets
      Patents and other intangibles                                336   Note 1

Tangible fixed assets
      Land and buildings                                        216967   Note 1
      Plant and machinery                                       326671   Note 1
      Equipment, tools, fixtures and fittings                    40185   Note 1
      Construction in progress incl capitalized expenses         65568   Note 1
                                                            ----------
                                                                649391
Financial fixed assets
      Shares                                                        79
      Participations in associated companies                     44351   Note 2
      Long-term receivables                                       1237
                                                            ----------
                                                                 45667

                                                            ----------
Total fixed assets                                              695394
                                                            ----------

Inventories                                                     603494   Note 3

Receivables
      Receivables with Sandvik                                  368904
      Trade receivables                                         428896
      Prepaid income tax                                         22414
      Other receivables                                         365805
      Prepaid expenses and accrued income                        17981
                                                            ----------
                                                               1204000

Liquid assets                                                   125489   Note 4

                                                            ----------
Total current assets                                           1932983
                                                            ----------

Total assets                                                   2628377
                                                            ==========

SB Tools SARL and subsidiaries

Shareholders' equity and liabilities

Shareholders' equity
      Share capital                                             678737
      Accumulated deficit                                      -268672
                                                            ----------
                                                                410065   Note 5
                                                            ----------

Provisions
      Provisions for pensions                                   116767   Note 6
      Provisions for taxes                                       50003
      Other provisions                                           10522   Note 7
                                                            ----------
                                                                177292

Payables with Sandvik                                           584023

Interest-bearing liabilities
      Loans from financial institutions                          86895
      Other liabilities                                        1009982
                                                            ----------
                                                               1096877   Note 8

Non-interest-bearing liabilities
      Trade payables                                             95444
      Bills payable                                               4901
      Income tax liabilities                                     22772
      Other liabilities                                          89123
      Accrued expenses and deferred income                      147880   Note 9
                                                            ----------
                                                                360120   Note 10

                                                            ----------
Total shareholders' equity and liabilities                     2628377
                                                            ==========

Basis of Presentation and Significant Accounting Principles

(a) Basis of presentation

The combined balance sheet has been prepared in accordance with Swedish generally accepted accounting principles.

(b) Consolidation principles

The combined balance sheet covers the Parent Company, all subsidiaries and associated companies. Subsidiaries are defined as companies in which the Parent Company directly or indirectly holds more than half the votes. Associated companies (voting rights between 20 and 50%) are consolidated using the equity method.

The group comprises the following subsidiaries:

Country                  Company                                 % ownership
Sweden                   Bahco Group AB                                  100
                         Bahco Verktyg AB                                100
                         Bahco Metal Saws AB                             100
                         Bahco Carpentry AB                              100
                         Bahco Tools AB                                  100
                         Kapman AB                                       100
                         Windsor Tools AB                                100
Denmark                  Bahco Vaerktoj A/S                              100
Finland                  Bahco Tyokalut Oy                               100
Norway                   Bahco Verktoj A/S                               100
UK                       Bahco Metal Saws Ltd                            100
                         Bahco Tools Ltd                                 100
France                   Bahco Outillage S.A.S                         99.99
Netherlands              Bahco Tools BV                                  100
                         SB Holding BV                                   100
Italy                    Bahco Utensili SpA                              100
Portugal                 Oberg Ferramentas Lda                           100
Spain                    Bahco Herramientas S.A.                       98.36
Germany                  Bahco Belzer GmbH                               100
                         Belzer GmbH                                     100
USA                      Bahco Tools Inc.                                100
                         Windsor Forestry Tools Inc.                     100
Canada                   Bahco Tools Inc.                                100
Argentina                Bahco Argentina S.A.                          99.99

The combined balance sheet is prepared in accordance with the principles set out in the Swedish Financial Accounting Standards Council's recommendation.

The SB Tools Sarl group was formed in a reorganization of companies earlier controlled by Sandvik AB and/or CTT bv. Being a transaction among enterprises under common control, the carrying values of assets and liabilities before the transaction have been maintained in the attached combined balance sheet and, accordingly, no goodwill was recognized in the reorganization. The investment in a French associated company is carried at the value assigned when contributed by Sandvik AB to CTT bv.

All intercompany transactions, receivables, liabilities and unrealized profits have been eliminated. When necessary, accounting policies for subsidiaries have been changed to ensure consistency with the policies adopted for the group. This has principally meant that the reports of certain subsidiaries, mainly Swedish ones, which in their primary accounts report appropriations to untaxed reserves have been adjusted to report such reserves in their equity and deferred tax liability portions in the combined balance sheet.

(c) Reporting currency

The reporting currency for the group is Swedish kronor (SEK).

(d) Foreign group companies

The balance sheets of foreign subsidiaries have been translated at the rate prevailing at the balance sheet date.

(e) Transactions in foreign currencies

Transactions in foreign currencies are recorded at the exchange rate prevailing at the transaction date. For practical purposes, an approximation is often used for the transactions entered during a month. At the end of the month, the foreign currency receivables and liabilities are valued using the end of month rate. Resulting differences are taken to income.

In cases where forward exchange contracts have been entered into, however, the forward rate of exchange is used in the valuation of underlying receivables and liabilities. Outstanding forward exchange contracts relating to sales of currencies are not valued if the currency flow from sales of goods is expected to cover the forward contracts.

(f) Revenue recognition

Sales are recorded upon shipment of products or the rendering of services to customers in accordance with the agreed term of sales.

Sales include the sale of products or services less indirect sales tax and other sales reductions.

(g) Property, plant and equipment

Property, plant and equipment are stated at historical cost less accumulated depreciation. Depreciation is based on cost and the estimated economic lives, generally 5-10 years straight-line depreciation for plant, machinery and equipment, 10-50 years for buildings. Computer equipment is depreciated over 3-5 years on the declining balance method.

Any difference between such calculated depreciation and the depreciation claimed for tax purposes is reported in the single company accounts with untaxed reserves, adjusted as stated above in the consolidated financial statements.

(h) Computer software development costs

The development cost or acquisition cost of new software is expensed as incurred.

(i) Research and development

Research and development costs are expensed as incurred.

(j) Inventories

Inventories are valued at the lower of cost (measured in accordance with the first-in/first-out method) and net realizable value, or in the case of semi-finished goods and raw materials replacement cost.

(k) Provisions

Provisions are recognized when the Group has decided on a formal plan and a reliable estimate of the obligation can be made.

(l) Pensions

Group companies have various pension schemes in accordance with local conditions and practices in the countries in which they operate. The schemes are generally funded through payments to insurance companies or, mainly in Sweden and Germany, own provisions, as determined by periodic actuarial calculations as required under local rules.

(m) Taxes

Tax expense for the year includes actual and deferred taxes and the share of taxes in associated companies. Deferred taxes for the SB Tools SARL group mainly relate to appropriations to untaxed reserves as described above. Deferred tax assets are recognized if assured beyond reasonable doubt.

Notes to Combined Financial Statement

Note 1.  Intangible and tangible fixed assets

                                    Patents and             Land and         Plant and       Equipment,       Construction
                                    other intangibles       buildings        machinery       tools etc.        in progress
                                          SEK '000           SEK '000         SEK '000        SEK '000           SEK '000

Group
Historical cost                             2106              320466           832965            96063              65568

Accumulated
Scheduled depreciation                     -1770             -103499          -506294           -55878                  0

Scheduled remaining values                   336              216967           326671            40185              65568


Note 2. SB Tools SARL's holdings of shares and participations in associated companies

                                                  Book value             %
                                                    SEK '000         ownership

France    Deville SA                                   43351                35

Ireland   Uirlis Torc Teoranta Ltd.                     1000                49
          (owned by Bahco Tools AB)


Note 3.   Inventories
                                                      Group
                                                    SEK '000

Raw materials, consumables
and work in progress                                  275782

Finished goods                                        327712

Total                                                 603494

Note 4.      Liquid assets

                                      Group
                                    SEK '000

Cash and bank balances               125489


Note 5.  Shareholders' equity

The share capital of SB Tools SARL is affected by the values assigned to subsidiaries when contributed to SB Tools. Being an internal reorganization of companies under common control, no goodwill is recognized in the attached combined balance sheet (see consolidation principles) and hence, the restoration of historical cost values leads to the reporting of an accumulated deficit in order to report total shareholders' equity uneffected by the reorganization.


Note 6.  Provision for pensions
                                          Group
                                        SEK '000

Swedish PRI pension plan                 101754

Other pensions                            15013

Total                                    116767


Note 7.  Other provisions
                                                            Group
                                                          SEK '000

Restructuring provisions                                      1483

Personnel-related provisions                                  3768

Other provisions                                              5271

Total                                                        10522

Note 8.  Interest-bearing liabilities

Maturity after balance sheet date
                                                        Group

                                        Within           After
                                       one year        one year        Total
                                       SEK '000        SEK '000       SEK '000

Liabilities to credit institutions        37043          49852           86895

Other liabilities                       1008797           1185         1009982

Total                                   1045840          51037         1096877


Note 9.  Accrued expenses and deferred income

                                                       Group
                                                      SEK '000

Personnel related                                        82961

Other                                                    64919

Total                                                   147880


Note 10. Non-interest-bearing liabilities

Maturity after balance sheet date


                                 Group
                               SEK '000

Within one year                  354843

After one year                     5277

Total                            360120

Note 11. Contingent liabilities

                                                       Group
                                                     SEK '000

Bills discounted                                            0

Other contingent liabilities                             2035

Total                                                    2035

Report of Independent Public Accountants

We have audited the accompanying combined balance sheet of SB Tools SARL and subsidiaries (the Company) as of September 30, 1999, prepared in conjunction with the acquisition of SB Tools SARL by Snap-on Incorporated.

The combined balance sheet has been prepared in conformity with Swedish generally accepted accounting principles.

The combined balance sheet is the responsibility of the management of the Company and Sandvik AB, the ultimate shareholder of the Company as of the date of the combined balance sheet. Our responsibility is to express an opinion on the combined balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in Sweden. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Because we were not engaged to audit the statements of income and cash flows for the period ended September 30, 1999, we did not extend our auditing procedures to enable us to express an opinion, and we do not express an opinion, on the results of operations and cash flows for that period.

In our opinion, the accompanying combined balance sheet presents fairly the financial position of SB Tools SARL and subsidiaries as of September 30, 1999, in conformity with Swedish generally accepted accounting principles.


Sandviken
November 26, 1999



Ake Nasman                                                    Lars Svantemark
Authorized Public Accountant                        Authorized Public Accountant
KPMG                                                          Arthur Andersen

(b) Pro-forma financial information.

The following unaudited pro forma statements of earnings of Snap-on Incorporated (the "Company") gives effect to the acquisition of the Bahco Group as if the acquisition had occurred on January 1, 1998 and incorporates the purchase method of accounting.

For pro forma purposes, the Company's Unaudited Consolidated Statement of Earnings for the thirty-nine weeks ended October 2, 1999, has been combined with the Unaudited Combined Statement of Revenues and Direct Expenses of the Bahco Group for the nine months ended September 30, 1999, and the effects of pro forma adjustments as set forth in the notes thereto.

For pro forma purposes, the Company's Audited Consolidated Statement of Earnings for the year ended January 2, 1999, has been combined with the Audited Combined Statement of Revenues and Direct Expenses of the Bahco Group for the year ended December 31, 1998, and the effects of pro forma adjustments as set forth in the notes thereto.

The following unaudited pro forma statements of earnings are based on historical financial data, and on assumptions and adjustments described in the notes thereto. All such assumptions and adjustments are inherently subject to significant uncertainty and contingencies. It can be expected that some or all of the assumptions on which the following unaudited pro forma statements of earnings is based will prove to be inaccurate. As a result, the unaudited pro forma statements of earnings do not purport to represent what the Company's results of operations would have been if the acquisition of the Bahco Group had occurred on January 1, 1998, and is not intended to project the Company's results of operations for any future period.

The unaudited pro forma information should be read in conjunction with the Company's consolidated financial statements and the related notes appearing in the Company's 1998 Annual Report on Form 10-K.

A pro forma balance sheet is not provided since the Company's historical balance sheet that was filed on Form 10-Q for the quarter ended October 2, 1999 includes the effects of the acquisition prior to filing this 8-K.

A preliminary goodwill allocation in accordance with the criteria established under Accounting Principles Board Opinion No. 16, "Business Combinations" has been performed. This preliminary allocation results in goodwill of $177.9 million being recorded. The final purchase price allocation, when completed, will result in changes to the amount of recorded assets and goodwill included as pro forma amounts herein.

The preliminary allocation of the purchase price of $379.4 million which includes direct acquisition costs of $8.3 million is as follows:

(Amounts in millions)
Fair value of property and equipment                $37.2
Fair value of patents and trademarks                 24.9
Other net assets acquired                           139.4
Preliminary goodwill                                177.9
                                                   ------
   Preliminary purchase price                      $379.4
                                                   ======

Assigned useful lives are as follows:
   Patents                                         13 years
   Trademarks                                      40 years
   Goodwill                                        40 years

SNAP-ON INCORPORATED
Unaudited Pro Forma Statement of Earnings
(Amounts in thousands except per share data)
                                             Snap-on
                                           Incorporated       Bahco Group
                                             Unaudited         Unaudited
                                           Consolidated        Combined
                                             Statement        Statement of
                                                of            Revenues and
                                             Earnings            Direct
                                            Thirty-nine         Expenses
                                            Weeks Ended      Nine Months Ended     Pro forma
                                           October 2, 1999   September 30, 1999   Adjustments     Pro forma
                                           --------------------------------------------------    ------------

Net sales                                   $1,378,895        $    228,946         $    -       $1,607,841

Cost of goods sold                            (716,310)           (159,064)        (1,845) a      (877,219)

Cost of goods sold - discontinued products            -                   -              -               -

Operating expenses                            (527,215)            (57,964)        (3,960) b      (589,139)

Restructuring and other
 non-recurring charges                         (14,285)                   -              -         (14,285)

Net finance income                              46,400                    -              -          46,400

Interest expense
                                               (15,360)                   -       (11,738) c       (27,098)

Other income (expense) - net                     3,319                 983              -            4,302

    Earnings (loss) before income taxes        155,444              12,901        (17,543)         150,802

Income tax provision (benefit)                  55,654                   -         (1,377) d        54,277

Net earnings (loss)                         $   99,790        $     12,901      $ (16,166)      $   96,525

Earnings per weighted average
 common share - basic                       $     1.71                                          $     1.65

Earnings per weighted average
 common share - diluted                     $     1.69                                          $     1.64

Weighted average common shares
  outstanding - basic                           58,482                                              58,482

Effect of dilutive options                         424                                                 424

Weighted average common shares
  outstanding - diluted                         58,906                                              58,906

The following notes to the pro forma adjustments for the Unaudited Statement of Earnings for the nine months ended October 2, 1999 represent the adjustments that would have resulted from the acquisition of the Bahco Group had the acquisition occurred on January 1, 1998.

(a) To adjust depreciation expense for the preliminary change in the basis to fair market value of property, plant and equipment.

(b) To adjust depreciation and amortization expense for the preliminary change in the basis to fair market value of property, plant and equipment and intangible assets including goodwill.

(c) To record additional interest expense resulting from the debt issued to acquire the Bahco Group.

(d) To record an income tax benefit to return to an appropriate consolidated effective tax rate of 36%.

SNAP-ON INCORPORATED
Unaudited Pro Forma Statement of Earnings
(Amounts in thousands except per share data)
                                             Snap-on         Bahco Group
                                           Incorporated        Audited
                                             Audited           Combined
                                           Consolidated      Statement of
                                            Statement        Revenues and
                                           of Earnings      Direct Expenses       Pro
                                            Year Ended        Year Ended          forma
                                          January 2, 1999  December 31, 1998    Adjustments       Pro forma
                                        ---------------------------------------------------      ------------
Net sales                                    $1,772,637        $   323,908       $     -         $ 2,096,545

Cost of goods sold                             (948,761)          (215,119)         (2,460) a    $(1,166,340)

Cost of goods sold - discontinued products      (60,562)                -              -             (60,562)

Operating expenses                             (705,811)           (78,989)         (5,280) b       (790,080)

Restructuring and other non-recurring
  charges                                       (89,301)                -              -             (89,301)

Net finance income                               65,933                 -              -              65,933

Interest expense                                (21,254)                -          (15,650) c        (36,904)

Other income (expense) - net                     (2,041)               280             -              (1,761)

    Earnings (loss) before income taxes          10,840             30,080         (23,390)           17,530

Income tax provision (benefit)                   15,619                 -            2,393  d         18,012

Net earnings (loss)                          $   (4,779)       $    30,080       $ (25,783)      $      (482)

Earnings per weighted average
 common share - basic                        $    (0.08)                                         $     (0.01)

Earnings per weighted average
 common share - diluted                      $   (0.08)                                          $    (0.01)

Weighted average common shares
  outstanding - basic                            59,220                                               59,220

Effect of dilutive options                           -                                                    -

Weighted average common shares
  outstanding - diluted                          59,220                                               59,220

The following notes to the pro forma adjustments for the Unaudited Statement of Earnings for the year ended January 2, 1999 represent the adjustments that would have resulted from the acquisition of the Bahco Group had the acquisition occurred on January 1, 1998.

(a) To adjust depreciation expense for the preliminary change in the basis to fair market value of property, plant and equipment.

(b) To adjust depreciation and amortization expense for the preliminary change in the basis to fair market value of property, plant and equipment and intangible assets including goodwill.

(c) To record additional interest expense resulting from the debt issued to acquire the Bahco Group.

(d) To record an income tax expense to return to an appropriate consolidated effective tax rate of 36% before Snap-on's restructuring Project Simplify initiative that occurred in 1998.

(a)     Exhibits

           2.1*       Agreement

           23.1*      Consent of Arthur Andersen LLP

           23.2       Consent of Arthur Andersen LLP

           99.1*      Press Release of Snap-on Incorporated, dated September 30,
                      1999.


     ---------------
     * Previously filed as an Exhibit on Form 8-K dated September 30, 1999 or on the first amendment thereto.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned duly authorized person.



                                         SNAP-ON INCORPORATED


Date:  January 19, 2000                  By:    /s/ N. T. Smith
                                              ------------------------
                                                N. T. Smith
                                                (Principal Accounting Officer
                                                and Controller)